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                                                                   Exhibit 10.72

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement"), dated January 1, 2000 by and between Spigadoro, Inc. f/k/a IAT Multimedia, Inc. (the "Company") and Lucio De Luca (the "Executive") having an address of, Via Revere Guiseppe No.9, Milan,
Italy.                                       ----------------------------------
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                              W I T N E S S E T H:

     WHEREAS, the Executive is willing to serve as Chief Operating Officer of the Company and the Company desires to retain the Executive in that capacity on the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     Section 1. Term of Employment. The Executive's employment under this Agreement shall commence on January 1, 2000 (the "Commencement Date") and, subject to earlier termination pursuant to Section 5 hereof, shall continue until the third anniversary of the Commencement Date (the "Term"). The Executive hereby represents and warrants that (i) he has the legal capacity to execute and perform this Agreement, (ii) this Agreement is a valid and binding agreement enforceable against him according to its terms, and (iii) the execution and performance of this Agreement by him does not violate the terms of any existing agreement or understanding to which the Executive is a party or by which he may be bound.

     Section 2. Position and Duties. During the Term, the Executive shall serve as Chief Operating Officer of the Company and shall have such powers and duties as are commensurate with such position and as may be conferred upon him from time to time by the Chief Executive Officer or the Board of Directors of the Company (the "Board"). During the Term, and except for illness or incapacity and reasonable vacation periods of no more than 4 weeks in any calendar year, the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates.

     Section 3. Compensation. For all services rendered by the Executive in any capacity required hereunder during the Term, including, without limitation, services as an executive officer, director, or member of any committee of the Company, or any subsidiary, affiliate or division thereof, other than Petrini, S.p.A. with which the Executive has a separate employment agreement and receives additional compensation, the Executive shall be compensated as follows:

         (a) The Company shall pay the Executive a fixed salary at the rate of $55,000 per annum ("Base Salary"). The Base Salary shall be subject to such periodic review and such periodic increases as the Board shall deem appropriate in accordance with the Company's
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customary procedures and practices regarding the salaries of executives. Base
Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly.

         (b) The Company shall pay the Executive a one-time bonus of $75,000 on the Commencement Date.

         (c) The Company shall reimburse the Executive, for housing expenses in an amount not to exceed $20,000 per annum subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

         (d) The Executive shall receive options to purchase 250,000 shares of the Company's common stock on the Commencement Date (the "Initial Options") pursuant to and subject to the terms of the Company's 1999 Stock Option Plan (the "Stock Option Plan"). The options shall vest as follows: 50,000 upon execution of this Agreement, 66,667 on the first anniversary of the date of this Agreement, 66,667 on the second anniversary of the date of this Agreement and 66,666 on the third anniversary of the date of this Agreement. The 250,000 options shall be exercisable at the Fair Market Value (as defined in the Stock Option Plan) of the common stock as of the Commencement Date. The Executive shall be entitled to additional grants under the Stock Option Plan at the discretion of the Board of Directors.

         (e) The Executive shall be entitled to participate in all compensation and employee benefit plans or programs, and to receive all benefits, perquisites and emoluments, for which any salaried employees of the Company are eligible under any plan or program now or hereafter established and maintained by the Company, to the fullest extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof, including, without limitation, incentive compensation, bonus, group hospitalization, health, dental care, life, disability or other insurance, tax-qualified and non-qualified pension, savings, thrift and profit-sharing plans, termination or severance pay programs, sick-leave plans, travel or accident insurance, automobile allowance or automobile lease plans, and executive contingent compensation plans, including, without limitation, capital accumulation programs and stock purchase, restricted stock and stock option plans. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plan or program, provided that such amendment or termination is applicable generally to the senior officers of the Company or any subsidiary or affiliate.

     Section 4. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable travel or other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement, subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

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     Section 5. Effect of Termination of Employment. (a) In the event the
Executive's employment terminates, during the Term, due to either a Without Cause Termination or a Constructive Discharge, the Company shall, as liquidated damages or severance pay, or both, continue, subject to the provisions of
Section 6 below, to pay the Executive's Base Salary as in effect at the time of such termination for the lesser of (i) the remainder of the then-current Term, or (ii) a period of two years from the effective date of such termination. In the event the Executive's employment terminates, whether during the Term or following the expiration of the Term, due to a Permanent Disability, the Company shall continue to pay the Executive's Base Salary as in effect at the time of such termination for a period of six months from the date such disability commenced; provided, that such amounts shall be offset by any amounts otherwise paid to the Executive under the Company's then-existing disability program. In addition, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. The Executive shall be entitled to continued group hospitalization, health and dental care insurance for the periods specified in the Comprehensive Omnibus Budget Reconciliation Act ("COBRA") upon payment by the Executive of the amounts specified under COBRA.

         (b) In the event that the Executive's employment hereunder terminates due to a Termination for Cause, death of the Executive, or the Executive terminates employment with the Company for reasons other than a Constructive Discharge, Permanent Disability or retirement pursuant to the Company's retirement plan (the "Retirement Plan"), earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. However, no other payments shall be made, or benefits provided, by the Company under this Agreement except for benefits payable under the Retirement Plan and benefits that have already become vested under the terms of employee benefit programs, including the Stock Option Plan, maintained by the Company or its affiliates for its employees and except as otherwise required by law. Notwithstanding the foregoing, in the event the the Executive's employment terminates, whether during the Term or following the expiration of the Term, due to either a Without Cause Termination or a Constructive Discharge, all of the Initial Options granted to the Executive under Section 3(d) of this Agreement that have not yet vested shall immediately vest as of the date of such termination.

         (c) For purposes of this Agreement, the following terms have the following meanings:

              (i) The term "Termination for Cause" means, to the maximum extent permitted by applicable law, a termination of the Executive's employment by the Company because the Executive has (a) materially breached or materially failed to perform his duties under applicable law and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) committed an act of dishonesty in the performance of his duties hereunder or engaged in conduct materially detrimental to the business of the Company, (c) been convicted of a felony involving moral turpitude, (d) materially breached or materially failed to perform his obligations and duties hereunder, which breach or failure the Executive shall fail to remedy within 30 days after written demand from

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     the Company, or (e) violated in any material respect the representations made in Section 1 above or the provisions of Section 6 below.

              (ii) The term "Constructive Discharge" means a termination of the Executive's employment by the Executive due to a failure of the Company or its successors without the prior consent of the Executive to fulfill its obligations under this Agreement in any material respect, including (a) any failure to elect or re-elect or to appoint or reappoint the Executive to the office of Chief Operating Officer, or (b) any other material change by the Company in the functions, duties or responsibilities of the Executive's position with the Company which would materially reduce the ranking or level, dignity, responsibility, importance or scope of such position.

              (iii) The term "Without Cause Termination" means a termination of the Executive's employment by the Company other than due to Permanent Disability, retirement or expiration of the Term and other than a Termination for Cause.

              (iv) The term "Permanent Disability" means permanently disabled so as to qualify for full benefits under the Company's then-existing disability insurance policy; provided, however, that if the Company does not maintain any such policy on the date of determination, "Permanent Disability" shall mean the inability of the Executive to work for a period of six full calendar months during any eight consecutive calendar months due to illness or injury of a physical or mental nature, supported by the completion by the Executive's attending physician of a medical certification form outlining the disability and treatment.

     Section 6. Other Duties of Executive During and After Term. (a) The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries or affiliates (any or all of such entities being hereinafter referred to as the "Business"), as such information may exist from time to time, other than information that the Company has previously made publicly available, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement. In consideration of the payments made to him hereunder, the Executive shall not, except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, businesses, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by the Executive or otherwise coming into his possession, are

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confidential information and are, shall be, and shall remain the property of the
Business. No copies thereof shall be made which are not retained by the Business, and the Executive agrees, on termination of his employment or on demand of the Company, to deliver the same to the Company.

         (b) In consideration of the payments made to him hereunder, during the two-year period commencing on the effective date of the termination of his employment, the Executive shall not, without express prior written approval of the Board, directly or indirectly, own or hold any proprietary interest in, or be employed by or receive remuneration from, any corporation, partnership, sole proprietorship or other entity engaged in the production and sale of food and animal feed products (a "Competitor"), other than severance-type or retirement-type benefits from entities constituting prior employers of the Executive. The Executive also shall not, during such two-year period, solicit for the account of any Competitor, any customer or client of the Company or its affiliates, or, in the event of the Executive's termination of his employment, any entity or individual that was such a customer or client during the twelve-month period immediately preceding the Executive's termination of employment. The Executive also shall not, during such two-year period, act on behalf of any Competitor to interfere with the relationship between the Company or its subsidiaries and affiliates and their respective employees.

     For purposes of the preceding paragraph, (i) the term "proprietary interest" means legal or equitable ownership, whether through stockholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than 5 percent of any class of equity interest in a publicly held business, firm or entity, and (ii) an entity shall be considered to be "engaged in competition" if such entity is, or is a holding company for, a company engaged in the manufacture or distribution of animal feed, flour or pasta products in the countries comprising the European Union or the United States.

         (c) The Company's obligation to make payments, or provide for any benefits under this Agreement (except to the extent vested or exercisable) shall cease upon a violation of the preceding provisions of this section. The provisions of this Section 6 shall survive the Executive's termination of his employment with the Company.

         (d) Executive acknowledges that he has carefully read and considered all of the restraints imposed pursuant to this Section 6 and that each and every one of said restraints is reasonable in respect to subject matter, length of time, and area. Employee further acknowledges that damages at law would not be a measurable or adequate remedy for a breach of the restrictive covenant contained in Section 6(b) hereof, and accordingly consents to the entry by any court of competent jurisdiction of order enjoining him from violating any of such covenant. If any of the covenants contained in this Section 6 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

     Section 7. Withholdings. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes and all other

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deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by or on behalf of the Company.

     Section 8 Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, or engaging in any other business combination with, any other person or entity which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or other business combination and assumption, the term "Company" used herein shall mean such other person or entity and this Agreement shall continue in full force and effect.

     Section 9 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail (i) if to the Executive, at the address set forth above, or (ii) if to the Company, as follows:

                                 Spigadoro, Inc.
                         70 East 55th Street, 24th Floor
                               New York, NY 10022

or to such other address as either party shall have previously specified in writing to the other.

     Section 10. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 10 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

     Section 11. Source of Payment. All payments provided for under this Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

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     Section 12. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Executive and may not be assigned by him without the prior written consent of the Company. Any attempted assignment in violation of this Section 12 shall be null and void.

     Section 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.

     Section 14. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters.

     Section 15. Amendments. This Agreement may only be amended or otherwise modified, and compliance with any provision hereof may only be waived, by a writing executed by all of the parties hereto. The provisions of this Section 15 may only be amended or otherwise modified by such a writing.

     Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together be deemed to constitute one and the same instrument.

                            [signature page follows]


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     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the undersigned, thereunto duly authorized, and the Executive has signed this Agreement, all as of the date first written above.

                                         SPIGADORO, INC.

                                         By: /s/ Jacob Agam
                                             --------------------------------
                                             Name: Jacob Agam
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

                                         /s/ Lucio De Luca
                                         -----------------------------------
                                         LUCIO DE LUCA



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